Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statements on Form S-3 of Harvest Natural Resources, Inc. (formerly Benton Oil and Gas Company) of our report dated March 13, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for noncontrolling interests discussed in Note 1 and the subsequent events disclosure about the Company’s liquidity and related ability to fund its operations in 2010 as discussed in Note 3, as to which the date is November 4, 2009, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Harvest Natural Resources, Inc.’s Current Report on Form 8-K dated November 4, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
November 4, 2009